Registration No. 333-175898
Registration No. 333-182367
Filed December 30, 2013
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

State Investors Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana	27-5301129
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1041 Veterans Boulevard, Metairie, Louisiana	70005
(Address of Principal Executive Offices)	(Zip Code)

State Investors Bancorp, Inc. 2012 Stock Option Plan and State-Investors Bank 401(k) Plan
(Full Title of the Plans)

Anthony S. Sciortino President and Chief Executive Officer State Investors Bancorp, Inc. 1041 Veterans Boulevard Metairie, Louisiana 70005 (504) 832-9400	Copies to: Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 (202) 347-0300
(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the following Registration Statements on Form S-8 of State Investors Bancorp, Inc. (the “Company”) (collectively, the “Registration Statements”):

Registration Statement No. 333-182367 registering 290,950 shares of common stock of the Company under the Company’s 2012 Stock Option Plan; and

Registration Statement No. 333-175898 registering 50,000 shares of common stock of the Company under the State-Investors Bank 401(k) Plan.

The Company has terminated all offerings of common stock of the Company pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remained unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Metairie, state of Louisiana, on this 30th day of December 2013.

STATE INVESTORS BANCORP, INC.

By:	/s/Anthony S. Sciortino
Anthony S. Sciortino
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anthony S. Sciortino	Chairman of the Board, President	December 30, 2013
Anthony S. Sciortino	and Chief Executive Officer
(principal executive officer)

/s/Daniel McGowan	Director, Chief Financial Officer	December 30, 2013
Daniel McGowan	(principal financial and
Accounting officer)

/s/Jules G. Albert, Jr.	Director	December 30, 2013
Jules G. Albert, Jr.

/s/Joseph J. Lepow	Director	December 30, 2013
Joseph J. Lepow

/s/Sanford R. Maslansky	Director	December 30, 2013
Sanford R. Maslansky

/s/Mahlon L. Oustlet	Director	December 30, 2013
Mahlon L. Oustalet

/s/Dalton L. Woolverton	Director	December 30, 2013
Dalton L. Woolverton

________________
*By Anthony S. Sciortino, Attorney-in-fact.
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